As filed with the Securities and Exchange Commission on March 22, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2024

Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund

URGENT ACTION REQUESTED FOR YOUR FUND!

Dear Shareholder:

We have made numerous attempts to reach you regarding your holdings in the Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (MFD) (the “Fund”). We are urging shareholders to cast their vote in favor of the proposed reorganization of the Fund with and into abrdn Global Infrastructure Income Fund (“ASGI”) (the “Reorganization”) at the upcoming special meeting of shareholders (the “Special Meeting”). The Special Meeting has been adjourned to Thursday, April 18, 2024, to allow shareholders additional time to vote. This letter is being sent to you because you held shares of the Fund on the record date, and we need your vote!

The Fund’s Board of Trustees recommends that you vote FOR the Reorganization on the WHITE proxy card.

Institutional Shareholder Services, the leading independent proxy advisory firm, has recommended that shareholders vote FOR the approval of the Reorganization on the Fund’s WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT

Voting today can help stop all future mailings and phone calls to you and ensure that enough votes are received to convene the Special Meeting and avoid another adjournment. If your Fund does not obtain enough votes, the Reorganization cannot be consummated. DO NOT DELAY, VOTE THE WHITE PROXY CARD NOW! Please vote using one of the following options:

1.	VOTE ONLINE — Log on to the website shown on the WHITE proxy card. Please have the WHITE proxy card in hand to access your control number and follow the on-screen instructions.
2.	VOTE BY MAIL — Complete, sign, date and return the WHITE proxy card.

If you have any questions, please contact the Fund’s proxy solicitor, EQ Fund Solutions LLC, at (877) 864-5057 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

Thank you for your continued support.

Sincerely,

Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund

_/s/ James A. Bowen

James A. Bowen

Chairman of the Board of Trustees